UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01   Other Events

On February 4, 2021, Full House Resorts, Inc. (the “Company”) issued a press release announcing the pricing of its offering of $310 million in aggregate principal amount of 8.25% senior secured notes due 2028 (the “Notes”) at a price of 100% of the principal amount of the Notes. The Notes are being offered in a private debt offering pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering of the Notes is expected to close on February 12, 2021, subject to satisfaction of customary closing conditions.

The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The press release announcing the pricing of the private debt offering was issued in accordance with Rule 135c under the Securities Act. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Notes, the guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the Notes would be made only by means of a confidential offering memorandum.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	99.1*	Press Release of the Company dated February 4, 2021

* Filed herewith

Cautionary Statement Regarding Forward-looking Statements

The information contained in this Current Report on Form 8-K contains statements by the Company that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include the Company’s ability to consummate the offering of the Notes and the intended use of proceeds from the offering. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the Company’s ability to repay its substantial indebtedness; the potential for additional adverse impacts from the COVID-19 pandemic on the Company’s business, construction projects, indebtedness, financial condition and operating results; actions by government officials at the federal, state or local level with respect to steps to be taken, including, without limitation, additional shutdowns, travel restrictions, social distancing measures or shelter-in place orders, in connection with the COVID-19 pandemic; the Company’s ability to effectively manage and control expenses as a result of the pandemic; the Company’s ability to obtain final city council approval for the proposed Cripple Creek expansion or to complete such proposed expansion and redevelopment on-time and on-budget; changes in guest visitation or spending patterns due to COVID-19 or other health or other concerns; a decrease in overall demand as other competing entertainment venues re-open; the inability to obtain financing upon reasonable terms or at all, including for projects such as the planned Cripple Creek expansion and redevelopment; the potential increase in the Company’s indebtedness due to the proposed Cripple Creek expansion and redevelopment; construction risks and cost overruns; dependence on existing management; competition; uncertainties over the development and success of the Company’s expansion and redevelopment projects; the financial performance of the Company’s finished projects and renovations; effectiveness of expense and operating efficiencies; general macroeconomic conditions; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states in which the Company operates or nearby states). Additional information concerning potential factors that could affect the Company’s financial condition and results of operations is included in the reports the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year and its other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaim any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: February 4, 2021	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer